
<ARTICLE> 7

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-31-1995
<PERIOD-END>                               MAR-31-1995
<DEBT-HELD-FOR-SALE>                     2,118,523,014
<DEBT-CARRYING-VALUE>                                0
<DEBT-MARKET-VALUE>                                  0
<EQUITIES>                               2,368,209,991
<MORTGAGE>                                   5,529,985
<REAL-ESTATE>                               15,929,968
<TOTAL-INVEST>                           4,526,057,948<F1>
<CASH>                                      33,160,127
<RECOVER-REINSURE>                           2,846,446
<DEFERRED-ACQUISITION>                     110,513,864
<TOTAL-ASSETS>                           5,056,616,121
<POLICY-LOSSES>                          1,940,294,341<F2>
<UNEARNED-PREMIUMS>                        380,725,002
<POLICY-OTHER>                              50,265,836<F2>
<POLICY-HOLDER-FUNDS>                        4,791,452
<NOTES-PAYABLE>                            219,616,197<F3>
<COMMON>                                   105,141,352<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                               1,995,966,527<F4>
<TOTAL-LIABILITY-AND-EQUITY>             5,056,616,121
<PREMIUMS>                                 319,929,915
<INVESTMENT-INCOME>                         71,813,695
<INVESTMENT-GAINS>                          21,018,001
<OTHER-INCOME>                               1,926,188
<BENEFITS>                                 233,385,026
<UNDERWRITING-AMORTIZATION>                 19,223,416<F5>
<UNDERWRITING-OTHER>                        78,256,492<F5>
<INCOME-PRETAX>                             83,822,865
<INCOME-TAX>                                20,578,266
<INCOME-CONTINUING>                         63,244,599
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                63,244,599
<EPS-PRIMARY>                                     1.17
<EPS-DILUTED>                                     1.17
<RESERVE-OPEN>                           1,510,150,293<F6>
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                          1,563,712,336<F7>
<CUMULATIVE-DEFICIENCY>                              0

<F1> Equals the sum of Fixed Maturities, Equity Securities and other Invested
Assets
<F2> Equals the sum of Life Policy Reserves and Losses and Loss Expenses less the Life Company liability for Supplementary Contracts without Life Contingencies of $2,921,829 which is classified as Other Policyholder Funds
<F3> Equals the sum of Notes Payable and the 5-1/2% Convertible Senior
Debenture
<F4> Equals the Total Shareholders Equity
<F5> Equals the Sum of Commissions, Other Operating Expenses, Taxes licenses and Fees, Increase in deferred acquisition costs, Interest expense and other expenses
<F6> Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of December 31, 1994
<F7> Equals the reserve for unpaid claims for the property casualty subsidiaries less loss checks payable as of March 31, 1995

